HPR INC.

                    AMENDED AND RESTATED HPR 1991 STOCK PLAN



         1. Purpose. The purpose of this HPR 1991 Stock Plan (the "Plan") is to advance the interests of HPR Inc., a Delaware corporation (the "Company"), by strengthening the ability of the Company to attract, retain and motivate key employees, consultants and other individual contributors of or to the Company or any present or future parent or subsidiary of the Company (the "Company Group") by providing them with an opportunity to purchase or receive as bonuses stock of the Company and thereby permitting them to share in the Company's success. It is intended that this purpose will be effected by granting (i) incentive stock options ("Incentive Options") which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as heretofore and hereafter amended (the "Code"), and non-statutory stock options ("Nonqualified Options") which are not intended to meet the requirements of Section 422 of the Code and which are intended to be taxed under Section 83 of the Code (both Incentive Options and Nonqualified Options shall be collectively referred to as "Options"), (ii) stock purchase authorizations ("Purchase Authorizations") and
(iii) stock bonus awards ("Bonuses"). (Items (i) through (iii) above shall collectively be referred to herein as "Awards".)

         2. Effective Date. This Plan was adopted by the Board of Directors of the Company (the "Board") on December 17, 1991 (the "effective date" of the
Plan). This Plan retitles and replaces in its entirety the 1991 Stock Option Plan of the Company, which was amended and restated, effective March 31, 1992, the date of adoption of such amendment and restatement by the Board. The Plan was further amended on April 7, 1995 and June 26, 1995. This Plan restates in its entirety the HPR 1991 Stock Plan, which was amended and restated by the Board on July 22, 1996, such amendment and restatement to be effective on November 1, 1996, subject to approval by the stockholders on or before July 22, 1997.

         3. Stock Covered by the Plan. Subject to adjustment as provided in Sections 10 and 11 below, the shares that may be made subject to Awards under this Plan ("Shares") shall not exceed in the aggregate 1,160,000 shares of the common stock, $0.01 par value, of the Company ("Common Stock"). Any Shares subject to an Option or Purchase Authorization which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to forfeiture or a repurchase right hereunder may again be the subject of an Award under the Plan. The Shares purchased pursuant to Purchase Authorizations or the exercise of Options under this Plan or issued as Bonuses may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

         4. Administration. This Plan shall be administered by the Board of Directors, whose construction and interpretation of the Plan's terms and provisions shall be final and conclusive. The Board shall have the authority to delegate to the Compensation Committee of he Board (the "Committee") the authority to administer this Plan as set forth in this Section 4 and to recommend that the Board grant Awards hereunder. Each member of the Committee shall be, and shall have been at all times within the one-year period ending on the date of his or her appointment to the Committee, a person who in opinion of counsel to the Company is an "outside director" as such term is used in proposed regulation 1.162-27(e)(3) under Section 162(m) of the Code. The Board shall have authority, subject to the express provisions of the Plan, to construe the Plan and the respective Awards and related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Awards and related agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award or related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Board and no delegate of the Board shall be liable for any action or determination under the Plan made in good faith. Notwithstanding the foregoing, the Board, or the Committee as its delegate, shall have authority to establish guidelines for the grant of Awards to key employees of the Company Group who are not executive officers of the Company and to delegate to the Company's Chief Executive Officer the authority to recommend to the Board the grant of Awards, within such guidelines, to such eligible non-executive key employees.

         5. Approval by Board of Directors. Notwithstanding anything in this Plan to the contrary, including without limitation the delegation of authority to the Committee, all grants of Awards shall be approved by the Board of Directors.

         6. Eligible Recipients. Awards may be granted to such key employees, consultants or other individual contributors of or to the Company Group, including without limitation members of the Board who are employees (but, effective July 1, 1995, excluding members of the Board who are not employees) and members of any medical, scientific or technical advisory boards, as are selected by the Board or (except as to employees who are Company executive officers) by the Board's delegate pursuant to section 4 above (a "Participant"); provided, that only employees of the Company Group shall be eligible for grant of an Incentive Option.

         7. Duration of the Plan. This Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to Section 14 hereafter, and no Awards may be granted or made thereafter.

         8. Terms and Conditions of Options, Purchase Authorizations and Bonuses. Awards granted or made under this Plan shall be evidenced by agreements in such form and containing such terms and conditions as the Board shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

                  (a) Price. The purchase price per Share payable upon the exercise of each Option or the purchase pursuant to each Purchase Authorization granted or made hereunder shall be determined by the Board at the time the Option or Purchase Authorization is granted or made. Subject to the condition of paragraph 8(j)(i), if applicable, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall not be less than one hundred percent (100%) of the Market Price (as such term is defined below) per Share of the Common Stock on the day the Incentive Option or Purchase Authorization is granted or made. The purchase price per Share payable on exercise of each Nonqualified Option or upon the purchase of Shares pursuant to each Purchase Authorization granted hereunder shall be not less than eighty-five percent (85%) of the Market Price per Share of the Common Stock on the date of the grant. Fair market value shall be determined by the Board in accordance with applicable provisions of the Code then in effect. Bonus Shares shall be issued in consideration of services previously rendered, which shall be valued for such purposes by the Board. No Share shall be issued for less than its par value, paid in cash, property or services. As used herein, "Market Price" shall mean the closing price of the Common Stock as reported on the Nasdaq National Market System for the relevant date (or, if such date is not a trading date or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may be); provided that if the Common Stock is no longer traded on the Nasdaq National Market System on the relevant date, then the Market Price as of such date shall be determined by the Board equal to the fair market value of the Common Stock in accordance with applicable provisions of the Code then in effect.

                  (b) Number of Shares. Each agreement shall specify the number of Shares to which it pertains.

                  (c) Exercise of Options. Each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board may determine or as the Committee may determine at the time it recommends that the Board grant such Option; provided, however, that no Option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such Option (or five (5) years in the case of Incentive Options to which paragraph 8(j)(ii) applies). An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which the Option is exercised and accompanied by either (i) payment or (ii) if permitted by the Board, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with paragraph 8(d)(ii) below of the amount necessary to pay the aggregate exercise price. With respect to an Incentive Option, the permission of the Board referred to in clause (ii) of the preceding sentence must be granted at the time the Incentive Option is granted.

                  (d) Payment. Payment shall be made in full (i) at the time the Option is exercised, (ii) promptly after the Participant forwards the irrevocable instructions referred to in paragraph 8(c)(ii) above to the appropriate broker, if exercise of an Option is made pursuant to paragraph 8(c)(ii) above, or (iii) at the time the purchase pursuant to a Purchase Authorization is made. Payment shall be made either (a) in cash, (b) by check,
(c) if permitted by the Board (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant), by delivery and assignment to the Company of shares of Company stock having a Market Price (as determined by the Board) equal to the exercise or purchase price, (d) if permitted by the Board, stated in the agreement evidencing the Option or Purchase Authorization, and to the extent permitted by any applicable law, by the Participant's recourse promissory note, which note must be due and payable not more than five (5) years after the date the Option or Purchase Authorization is exercised, or (e) by a combination of (a), (b), (c) and/or (d). If shares of Company stock are to be used to pay the exercise price of an Incentive Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws. Notwithstanding the foregoing, the purchase or exercise price of an Option or Purchase Authorization may not be paid by delivery and assignment to the Company of shares of Company stock or through irrevocable instructions to a broker as referred to in Paragraph 8(c)(ii) above to the extent that such delivery and assignment or the execution of such irrevocable instructions would constitute a violation of the provisions of any law (including without limitation Section 16 of the Exchange Act) or related regulation or rule, or any agreement or policy of the Company, restricting the transfer or redemption of the Company's stock.

                  (e) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of an Option or upon purchase pursuant to a Purchase Authorization or issuance pursuant to a Bonus shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options or purchased or issued pursuant to Purchase Authorizations or Bonuses. The Participant may elect to satisfy such obligation(s), in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld or (ii) if the Board in its sole discretion approves in any specific or general case, having the Company withhold Shares or delivering to the Company already-owned shares of Common Stock, having a value equal to the amount required to be withheld, as determined by the Board.

                  (f) Non-Transferability. No Option or Purchase Authorization shall be transferable by the Participant otherwise than by will or the laws of descent or distribution, and each Option or Purchase Authorization shall be exercisable during the Participant's lifetime only by the Participant, provided, however, that the Board may permit a Participant to transfer a Award if such transfer is made pursuant to uniformly applied criteria, established by the Board prior to such transfer.

                  (g) Termination of Options and Purchase Authorizations. Nothing in this Plan or in any agreement representing any Award shall restrict the right of any member of the Company Group to terminate the employment of any Participant at any time and for any reason, with or without notice. Each Purchase Authorization shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group. Except to the extent the Board provides specifically in an agreement evidencing an Option for a lesser period (or a greater period, provided that in the case of Incentive Options such period shall not exceed three months), each Option shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group in accordance with the following provisions:

     (i) if the Participant ceases to perform services for any reason other than death or disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of one month after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation;

     (ii) if the Participant ceases to perform services because of disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of six months after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

     (iii) if the Participant ceases to perform services because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of six months after the Participant's death by the person or persons to whom the Participant's rights under the Option pass by will or by the laws of descent or distribution; provided, however, that no Option, or Purchase Authorization may be exercised to any extent by anyone after the date of its expiration; and provided, further, that Options and Purchase Authorizations may be exercised only as to Vested Shares (as defined in the applicable agreement with the Participant) after the Participant has ceased to perform services for any member of the Company Group.

(h) Rights as Stockholder.

A Participant shall have no rights as a stockholder with respect to any Shares covered by an Award until the date of issuance of a stock certificate, if any, in the Participant's name for such Shares.

(i) Repurchase of Shares by the Company.
     Any Shares purchased or acquired upon exercise of an Option or pursuant to a Purchase Authorization or Bonus may in the discretion of the Board be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the option, purchase, or bonus agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the option, purchase, or bonus agreement pursuant to which the Shares were purchased or acquired.

(j) 10%  Stockholder.
     If any Participant to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or subsidiaries, then the following special provisions shall be applicable:

                            (i) The exercise price per Share subject to such Option shall not be less than 110% of the fair market value of each Share on the date of grant; and

                           (ii) The Option shall not have a term in excess of five years from the date of grant.

                  (k) Confidentiality Agreements. Each Participant shall execute, prior to or contemporaneously with the grant of any Award hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, assignment of inventions and related matters.

                  (l) Aggregate Limitation. The maximum number of Shares with respect to which any Awards may be granted under the Plan to any individual during each successive twelve-month period commencing on the effective date of the Plan shall not exceed 500,000 shares.

         9. Restrictions on Incentive Options. Incentive Options granted under this Plan shall be specifically designated as such and shall be subject to the additional restriction that the aggregate Market Price, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. If an Incentive Option which exceeds the $100,000 limitation of this paragraph 9 is granted, the portion of such Option which is exercisable for shares in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

         10. Stock Dividends; Stock Splits; Stock Combinations; Recapitalizations. Appropriate adjustment shall be made by the Board in the maximum number of Shares subject to the Plan and in the number, kind, and exercise or purchase price of Shares covered by outstanding Options and Purchase Authorizations granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

         11. Merger; Sale of Assets. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Option or Purchase Authorization under the Plan and the number and kind of Shares then subject to Options or Purchase Authorizations granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every Option and Purchase Authorization hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board may provide that some or all of the unexercised portion of any one or more of the outstanding Options or Purchase Authorizations and some or all of the unvested Shares acquired upon exercise of any one or more of such Options or Purchase Authorizations or acceptance of any one or more of the outstanding Bonuses shall be immediately exercisable and vested or no longer subject to repurchase rights as of such date prior to such merger, similar reorganization or sale of assets as the Board determines.

         12. Investment Representations; Transfer Restrictions. The Company may require Participants, as a condition of purchasing Shares pursuant to the exercise of an Option or to a Purchase Authorization or receipt of shares as a Bonus, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares for the Participant's own account for investment and not with any present intention of selling or otherwise distributing the same, unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect thereto, and to such other effects as the Company deems necessary or appropriate (including without limitation confirmation that the Participant is aware of any applicable restrictions on transfer of the Shares, as specified in the by-laws of the Company or otherwise) in order to comply with federal and applicable state securities laws.

         13.      Definitions.

                  (a) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to "employee" under Section 3401(c) of the Code and the regulations promulgated thereunder.

                  (b) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as heretofore and hereafter amended.

                  (c) The term "parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(e) of the Code and the regulations promulgated thereunder.

                  (d) The term "subsidiary" shall have, for all purposes under this Plan, the meaning ascribed to it under Section 424(f) of the Code and the regulations promulgated thereunder.

         14. Termination or Amendment of Plan. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

                  (a) that no such termination or amendment shall adversely affect or impair any then outstanding Award or related agreement without the consent of the Participant holding such Award or related agreement; and

                  (b) that no such amendment which, pursuant to the Code or regulations thereunder, requires action by the stockholders may be made without obtaining, or being conditioned upon, stockholder approval.

         With the consent of the Participant affected, the Board may amend outstanding Awards or related agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.





                                                                Name of Optionee


                                                      HPR INC.

                                          INCENTIVE STOCK OPTION AGREEMENT
                                                (HPR 1991 Stock Plan)


         THIS AGREEMENT is entered into by and between HPR Inc., a Delaware corporation with its principal office at 245 First Street, Cambridge, Massachusetts 02142 (hereinafter the "Company"), and the undersigned employee of the Company (hereinafter the "Optionee").

         WHEREAS, the Optionee renders important services to the Company, and the Company desires to grant an incentive stock option to the Optionee;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:


         1.  Grant, Exercisability and Term of Option.

         (a) The Company hereby grants to the Optionee pursuant to the HPR 1991 Stock Plan (the "Plan") the option to purchase from the Company upon the terms and conditions hereinafter set forth the number of shares ("Shares") of the $.01 par value common stock ("Common Stock") of the Company set forth on the signature page below at the purchase price per Share so set forth (the "Option Price"). The date of grant of this option is the date set forth at the execution page of this Agreement as the "Option Date."

         (b) Subject to the provisions of Section 5 hereof, this option is exercisable in full or in part and shall remain exercisable until it expires on the tenth anniversary of the Option Date, unless the option is sooner terminated as hereinafter specified. Only whole Shares may be purchased pursuant to this option.


         2.  Conditions and Limitations.

         (a) The option is granted on the condition that the purchase of shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such Shares may be resold without registration. At the time of the exercise of the option or any installment thereof, the Optionee will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's familiarity with restrictions on the resale of the Shares under applicable securities laws, and the Company may stamp such legend on the certificate representing the Shares as may be necessary or appropriate in light of the foregoing condition.

         (b) The Company will furnish upon request of the Optionee copies of the certificate of incorporation of the Company, as amended, and by-laws of the Company, as amended, and such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Optionee in connection with exercise of this option.

         (c) The option shall not be transferable otherwise than by will or by the laws of descent and distribution, and except as provided in Section 4 the option shall be exercisable during the lifetime of the Optionee by the Optionee only. Notwithstanding the foregoing, however, if the Optionee is determined to be mentally incompetent and a guardian or conservator (or other similar person) is appointed by a court of competent jurisdiction to manage the Optionee's affairs, the guardian or conservator (or other similar person) may exercise the option on behalf of the Optionee, provided that such exercise is made within the time limits prescribed herein.

         (d) The option granted in this Agreement is subject to the terms, conditions and definitions of the Plan, a copy of which is attached hereto. To the extent that the terms, conditions and definitions of this Agreement are inconsistent with those of the Plan, those of this Agreement shall govern. The Optionee hereby accepts this option subject to all such provisions of the Plan and agrees that all decisions under, and interpretations of, such provisions of the Plan by the Board of Directors of the Company (the "Board") or the Committee, as defined in the Plan, shall be final, binding and conclusive upon the Optionee and his or her heirs.

         (e) In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the rules and regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Optionee to that effect and no Shares shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing, or exemption to become and remain effective.


         3.  Exercise of Option; Withholding Taxes.

         (a) Written notice of the exercise of the option or any installment thereof shall be given to the Company specifying the number of shares for which the option is exercised and accompanied by payment in full of the Option Price. Payment shall be made (a) in cash, (b) by check, (c) by Immediate Sales Proceeds, as defined below, (d) by delivery and assignment to the Company of shares of Company stock owned by the Optionee (which shares have a Market Price not less than the Option Price), or (e) by any combination of the foregoing. As used herein, "Market Price" shall mean the closing price of the Common Stock as reported on the Nasdaq National Market for the relevant date (or, if such date is not a trading date or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may be); provided that if the Common Stock is no longer traded on the Nasdaq National Market on the relevant date, then the Market Price as of such date shall be determined by the Committee. Notwithstanding the foregoing, this option may not be exercised by delivery and assignment to the Company of shares of Company stock to the extent that such delivery and assignment would constitute a violation of the provisions of any law, or related regulation or rule, or any agreement or Company policy, restricting the transfer or redemption of the Company's stock. As used herein, the term "Immediate Sales Proceeds" shall mean the assignment in form acceptable to the Company of the proceeds of a sale of the Shares acquired on the exercise of this option pursuant to a procedure approved by the Company. The Company reserves the right to decline to approve any such procedure in the Company's sole and absolute discretion.

         (b) The Company's obligation to deliver Shares upon exercise of an option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of the option.


         4. Termination of Option. In the event that the Optionee ceases to be employed by the Company or any parent or subsidiary of the Company (collectively, the "Company Group") at any time prior to the exercise of this option in full, this option shall terminate according to the following provisions:

         (a) If the Optionee ceases to be employed for any reason other than death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Optionee may at any time within a period of one (1) month after the date of such cessation of employment exercise the option to the extent that the option was exercisable on the date of such cessation;

         (b) If the Optionee ceases to be employed because of disability (as defined in Section 22(e)(3) of the Code), the Optionee may at any time within a period of six months after the date of such cessation of employment exercise the option to the extent that the option was exercisable on the date of such cessation; and

         (c) If the Optionee ceases to be employed because of death, the option, to the extent that the Optionee was entitled to exercise it on the date of death, may be exercised within a period of six months after the Optionee's death by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution;

provided, however, that this option may not be exercised to any extent by anyone after the date of its expiration.


         5. Exercisability of Option. So long as Optionee remains an employee of the Company, this Option may be exercised only as follows:

         (i) commencing on the first anniversary hereof, only to the extent of one fifth of the Shares; and

         (ii) thereafter, at the end of each subsequent quarter, to the extent of an additional five per cent of the Shares; less the number of Shares as to which this Option has been exercised.


6.

         A. "Market  Stand Off"  Agreement.

     The Optionee, if requested by the Company or any managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Shares of the Company held by the Optionee during the period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act of 1933 (except for any Company securities held by the Optionee sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company or such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

         B. Exceptions for Transfers to Family.

     The provisions contained in this Section 6 shall not apply to any transfer of Shares to or in trust for the sole benefit of the Optionee, or any member of the immediate family of the Optionee, including for this purpose the undersigned's spouse, parents, parents-in-law, issue, nephews, nieces, brothers, brothers-in-law, sisters, sisters-in-law, children-in-law and grandchildren-in-law, provided that such transferee agrees in writing to be subject to the terms of Section 6.


         7. Notice of  Disposition  of Shares.

     The Optionee hereby agrees to notify the Company promptly if the Optionee disposes of any Shares within one (1) year after the date the Optionee exercises all or part of this option or within two (2) years after the Option Date. At any time during the one or two year periods set forth above, the Company may place a legend on any certificate representing Shares requesting the transfer agent for the Company's stock to notify the Company of any such transfer. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence. Optionees are urged to review the description of the Plan provided by the Company for a more detailed discussion of the Federal tax consequences of such a disposition under current law. Additionally, if the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, any disposition by the Optionee of the Optioned Shares purchased under the Option within six months of the date of grant may deprive the Optionee of the protection from 16(b) liability which the provisions of the Plan seek to provide.


         8. $100,000  Limitation.

     Under Section 422 of the Code, the aggregate Market Price of the shares with respect to which incentive stock options granted by any member of the Company Group first become exercisable by an employee during any calendar year cannot exceed $100,000 (the "$100,000 limitation"). To the extent, if any, that the $100,000 limitation is exceeded by reason of the grant of this option, this option shall be deemed, to the maximum extent possible, if any, to be an incentive stock option, and the portion of this option that is exercisable for shares in excess of the $100,000 limitation shall be treated as a non-qualified option pursuant to Section 422(d) of the Code.



         9.  Notices.

     All notices or demands given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or sent by certified or registered mail, postage prepaid, addressed to the Company at its principal office or to the Optionee (or the Optionee's legal representatives) at the address stated in the Optionee's (or their) notice or at the Optionee's address appearing on the books of the Company.


         10. No Employment Commitment;  Tax Treatment.

     Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the Company or any other member of the Company Group to continue the Optionee in its employ. Although the option granted hereunder is intended to qualify as an incentive stock option under Section 422 of the Code, the Company makes no representation about the tax treatment to the Optionee with respect to receipt or exercise of the option or acquiring, holding or disposing of the Shares, and the Optionee represents that the Optionee has had the opportunity to discuss such treatment (including the possible application of Section 83 of the Code) with the Optionee's tax adviser. The Optionee shall have no rights as a stockholder with respect to the shares subject to the option until the exercise of the option and the issuance of a stock certificate for the Shares with respect to which the option shall have been exercised.

         11. Adjustment in Shares, etc.

         (a) Appropriate adjustment shall be made by the Committee in number, kind, and exercise price of Shares covered by the option granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Option Date.

         (b) In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to the option granted hereunder, and the number and kind of Shares then subject to the option granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Committee, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause this option to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.


         12.  Miscellaneous.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of the Optionee and the successors and assigns of the Company, but shall not be assigned by the Optionee at any time without the prior written permission of the Company, and any such attempted assignment shall be void.



                  IN WITNESS WHEREOF the parties have executed this Stock Option Agreement as of the Option Date.


                               ----------------------------------
                               Optionee [Sign name]



                               [Print name]

                                Address: _________________________

                                 ----------------------------------


                                Option Date:


                                No. of Shares:


                                Option Price:




Accepted, as the issuer of the Shares, in accordance with the terms of the foregoing Option Agreement as of the foregoing Option Date.

                                              HPR INC.


                                              By:______________________________
                                                          Chairman of the Board






                                                                Name of Optionee


                                                      HPR INC.

                                        NON-QUALIFIED STOCK OPTION AGREEMENT
                                                (HPR 1991 Stock Plan)


         THIS AGREEMENT is entered into by and between HPR Inc., a Delaware corporation with its principal office at 245 First Street, Cambridge, Massachusetts 02142 (hereinafter the "Company"), and the undersigned consultant of the Company (hereinafter the "Optionee").

         WHEREAS, the Optionee renders important services to the Company (such services to be collectively herein referred to as "Service"), and the Company desires to grant a non-qualified stock option to the Optionee;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:


         1.  Grant, Exercisability and Term of Option.

         (a) The Company hereby grants to the Optionee pursuant to the HPR 1991 Stock Plan (the "Plan") the option to purchase from the Company upon the terms and conditions hereinafter set forth the number of shares ("Shares") of the $.01 par value common stock ("Common Stock") of the Company set forth on the signature page below at the purchase price per Share so set forth (the "Option Price"). The date of grant of this option is the date set forth at the execution page of this Agreement as the "Option Date."

         (b) Subject to the provisions of Section 5 hereof, this option is exercisable in full or in part and shall remain exercisable until it expires on the tenth anniversary of the Option Date, unless the option is sooner terminated as hereinafter specified. Only whole Shares may be purchased pursuant to this option.


         2.  Conditions and Limitations.

         (a) The option is granted on the condition that the purchase of shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such Shares may be resold without registration. At the time of the exercise of the option or any installment thereof, the Optionee will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's familiarity with restrictions on the resale of the Shares under applicable securities laws, and the Company may stamp such legend on the certificate representing the Shares as may be necessary or appropriate in light of the foregoing condition.

         (b) The Company will furnish upon request of the Optionee copies of the certificate of incorporation of the Company, as amended, and by-laws of the Company, as amended, and such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Optionee in connection with exercise of this option.

         (c) The option shall not be transferable otherwise than by will or by the laws of descent and distribution, and except as provided in Section 4 the option shall be exercisable during the lifetime of the Optionee by the Optionee only. Notwithstanding the foregoing, however, if the Optionee is determined to be mentally incompetent and a guardian or conservator (or other similar person) is appointed by a court of competent jurisdiction to manage the Optionee's affairs, the guardian or conservator (or other similar person) may exercise the option on behalf of the Optionee, provided that such exercise is made within the time limits prescribed herein.

         (d) The option granted in this Agreement is subject to the terms, conditions and definitions of the Plan, a copy of which is attached hereto. To the extent that the terms, conditions and definitions of this Agreement are inconsistent with those of the Plan, those of this Agreement shall govern. The Optionee hereby accepts this option subject to all such provisions of the Plan and agrees that all decisions under, and interpretations of, such provisions of the Plan by the Board of Directors of the Company (the "Board") or the Committee, as defined in the Plan, shall be final, binding and conclusive upon the Optionee and his or her heirs.

         (e) In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the rules and regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Optionee to that effect and no Shares shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing, or exemption to become and remain effective.


         3.  Exercise of Option; Withholding Taxes.

         (a) Written notice of the exercise of the option or any installment thereof shall be given to the Company specifying the number of shares for which the option is exercised and accompanied by payment in full of the Option Price. Payment shall be made (a) in cash, (b) by check, (c) by Immediate Sales Proceeds, as defined below, (d) by delivery and assignment to the Company of shares of Company stock owned by the Optionee (which shares have a Market Price not less than the Option Price), or (e) by any combination of the foregoing. As used herein, "Market Price" shall mean the closing price of the Common Stock as reported on the Nasdaq National Market for the relevant date (or, if such date is not a trading date or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may be); provided that if the Common Stock is no longer traded on the Nasdaq National Market on the relevant date, then the Market Price as of such date shall be determined by the Committee. Notwithstanding the foregoing, this option may not be exercised by delivery and assignment to the Company of shares of Company stock to the extent that such delivery and assignment would constitute a violation of the provisions of any law, or related regulation or rule, or any agreement or Company policy, restricting the transfer or redemption of the Company's stock. As used herein, the term "Immediate Sales Proceeds" shall mean the assignment in form acceptable to the Company of the proceeds of a sale of the Shares acquired on the exercise of this option pursuant to a procedure approved by the Company. The Company reserves the right to decline to approve any such procedure in the Company's sole and absolute discretion.

         (b) The Company's obligation to deliver Shares upon exercise of an option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of the option.


         4. Termination of Option. In the event that the Optionee ceases to perform Service at any time prior to the exercise of this option in full, this option shall terminate according to the following provisions:

         (a) If the Optionee ceases to perform Service for any reason other than death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Optionee may at any time within a period of one (1) month after the date of such cessation of Service exercise the option to the extent that the option was exercisable on the date of such cessation;

         (b) If the Optionee ceases to perform Service because of disability (as defined in Section 22(e)(3) of the Code), the Optionee may at any time within a period of six months after the date of such cessation of Service exercise the option to the extent that the option was exercisable on the date of such cessation; and

         (c) If the Optionee ceases to perform Service because of death, the option, to the extent that the Optionee was entitled to exercise it on the date of death, may be exercised within a period of six months after the Optionee's death by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution;

provided, however, that this option may not be exercised to any extent by anyone after the date of its expiration.


         5. Exercisability of Option. So long as Optionee performs Service, this Option may be exercised only as follows:

         (i) commencing on the first anniversary hereof, only to the extent of one fifth of the Shares; and

         (ii) thereafter, at the end of each subsequent quarter, to the extent of an additional five per cent of the Shares; less the number of Shares as to which this Option has been exercised.


6.
         A. "Market Stand Off" Agreement. The Optionee, if requested by the Company or any managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Shares of the Company held by the Optionee during the period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act of 1933 (except for any Company securities held by the Optionee sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company or such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

         B. Exceptions for Transfers to Family. The provisions contained in this
Section 6 shall not apply to any transfer of Shares to or in trust for the sole benefit of the Optionee, or any member of the immediate family of the Optionee, including for this purpose the undersigned's spouse, parents, parents-in-law, issue, nephews, nieces, brothers, brothers-in-law, sisters, sisters-in-law, children-in-law and grandchildren-in-law, provided that such transferee agrees in writing to be subject to the terms of this Section 6.


         7. Notices. All notices or demands given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or sent by certified or registered mail, postage prepaid, addressed to the Company at its principal office or to the Optionee (or the Optionee's legal representatives) at the address stated in the Optionee's (or their) notice or at the Optionee's address appearing on the books of the Company.


         8. No Service Commitment; Tax Treatment. Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the Company or any other member of the Company Group to continue the Optionee in Service. The option granted hereunder is not intended to qualify as an incentive stock option under Section 422 of the Code, and the Company makes no representation about the tax treatment to the Optionee with respect to receipt or exercise of the option or acquiring, holding or disposing of the Shares. The Optionee represents that the Optionee has had the opportunity to discuss such treatment with the Optionee's tax adviser. The Optionee shall have no rights as a stockholder with respect to the shares subject to the option until the exercise of the option and the issuance of a stock certificate for the Shares with respect to which the option shall have been exercised.

         9. Adjustment in Shares, etc.

         (a) Appropriate adjustment shall be made by the Committee in number, kind, and exercise price of Shares covered by the option granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Option Date.

         (b) In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to the option granted hereunder, and the number and kind of Shares then subject to the option granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Committee, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause this option to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.


         10. Miscellaneous. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of the Optionee and the successors and assigns of the Company, but shall not be assigned by the Optionee at any time without the prior written permission of the Company, and any such attempted assignment shall be void.

                  IN WITNESS WHEREOF the parties have executed this Stock Option Agreement as of the Option Date.


                                       ----------------------------------
                                       Optionee [Sign name]



                                       [Print name]

                                       Address: _________________________

                                       ----------------------------------


                                       Option Date:


                                       No. of Shares:


                                       Option Price:



Accepted, as the issuer of the Shares, in accordance with the terms of the foregoing Option Agreement as of the foregoing Option Date.

                                                     HPR INC.


                                                     By:_______________________
                                                          Chairman of the Board